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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch New York Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 13 to Registration Statement No. 2-99473 of our report dated November 3, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP
    Princeton, New Jersey
    January 24, 1996